                                                                  EXHIBIT 10.48

                         SETTLEMENT AND GENERAL RELEASE


         This Settlement and General Release ("SETTLEMENT AGREEMENT") is effective as of June 30, 2000, by and among Ike E. Lynch, Daniel L. McPeak, Jr., and Todd C. Crow (each, an "OPTIONEE" and collectively, the "OPTIONEES") and The RiceX Company, a Delaware corporation (the "COMPANY").

         A. On November 1, 1999, the Company and each Optionee entered into a Nonstatutory Stock Option Agreement (each, a "STOCK OPTION AGREEMENT" and collectively, the "STOCK OPTION AGREEMENTS"), whereby the Company granted to each of the Optionees stock options (the "OPTIONS") under the Company's 1997 Stock Option Plan (the "PLAN") to acquire 900,000 shares of Company common stock at a price of seventy-two cents ($0.72) per share. The Optionees each immediately exercised Options for 500,000 shares and tendered promissory notes to the Company secured by the shares in payment of the exercise price. On May 1, 2000, the Optionees each exercised Options for the remaining 400,000 shares (together with the 1999 shares, the "OPTION SHARES") in exchange for the promissory notes (together with the 1999 promissory notes, the "NOTES").

         B. The parties now dispute whether the exercise of the Options in exchange for the Notes was in the best interests of the Company and wish to mutually rescind the exercise of the Options and restore the parties to their respective positions prior to the exercise.

         Through this Settlement Agreement, the parties now wish to settle and finally resolve all disputes between them including, but not limited to, all issues relating to the grant and/or exercise of the Options and the tendering of the Notes. In consideration of the mutual covenants and agreements contained herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

                                    SECTION 1
                                MUTUAL RESCISSION


         1.1 RESCISSION OF THE EXERCISE OF THE STOCK OPTIONS. The parties hereby agree to rescind each exercise of the Stock Options on November 1, 1999 and May 1, 2000. Accordingly, the exercise of the Options is ineffective and any Notice of Exercise delivered pursuant to section 3(b) of the Stock Option Agreement is similarly rescinded. The Optionees agree to return all Option Shares, along with executed stock powers, to the Company for cancellation.

         1.2 RESCISSION OF NOTES. The parties hereby rescind each of the Notes dates as of November 1, 1999 and May 1, 2000 between the Company and each Optionee tendered as consideration for the exercise price of the Options. Accordingly, all interest paid under each of the Notes shall be returned to the respective Optionee, and all accrued and unpaid interest shall be cancelled. The parties mutually agree to forego all rights and benefits provided for under the Notes.

         1.3 RESTORATION OF THE PARTIES. The mutual rescissions and all other actions taken pursuant to sections 1.1 and 1.2 above shall be effective as of November 1, 1999 and May 1, 2000, as applicable, and shall fully extinguish the Notes and the exercise of the Stock Options as if never formed so as to restore the parties to the positions they occupied prior to the exercise of the Options. Accordingly, the Stock Option Agreements are fully executory, exactly as they were upon grant and prior to exercise, and all 900,000 shares are available for future exercise according to the terms of the Stock Option Agreements.



                                    SECTION 2
                                    RELEASES

         2.1 THE COMPANY'S RELEASE OF THE OPTIONEES. The Company, its past, present and future partners, officers and directors, employees, shareholders, servants, predecessors, parent corporations, subsidiaries, affiliates, successors, assigns, trustees, administrators, representatives, heirs, adjustors, insurers, attorneys and agents, hereby fully and forever release and discharge each Optionee, its successors, assigns, trustees, administrators, representatives, heirs, licensees, adjustors, insurers, attorneys and agents, from any and all claims, debts, liabilities, actions, direct actions, demands, obligations, costs, rights, damages, judgments, assessments, compensations, expenses, deficiencies and causes of action of any kind or nature whatsoever (including without limitation attorneys' fees), whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown, which the Company ever had, now has, or might in the future have against each Optionee (including any of said persons or entities) by reason of any occurrence, damage or injury whatsoever sustained at any time prior to and including the date this Settlement Agreement is executed by all parties, related to the grant and/or exercise of the Options, the rescission of the exercise of the Options, and the tender and/or rescission of the Notes.

         2.2 THE OPTIONEES' RELEASE OF THE COMPANY. Ike E. Lynch, Daniel L. McPeak, Jr. and Todd C. Crow, their past, present and future servants, successors, assigns, trustees, administrators, representatives, heirs, adjustors, insurers, attorneys and agents, hereby fully and forever release and discharge the Company, its past, present and future partners, officers and directors, employees, shareholders, servants, predecessors, parent corporations, subsidiaries, affiliates, successors, assigns, trustees, administrators, representatives, heirs, vendees, licensees, distributors, wholesalers, retailers, customers, adjustors, insurers, attorneys and agents, from any and all claims, debts, liabilities, actions, direct actions, demands, obligations, costs, rights, damages, judgments, assessments, compensations, expenses, deficiencies and causes of action of any kind or nature whatsoever (including without limitation attorneys' fees), whether fixed or contingent, liquidated or unliquidated, direct or indirect, known or unknown, which the Optionees ever had, now has, or might in the future have against the Company (including any of said persons or entities) by reason of any occurrence, damage or injury whatsoever sustained at any time prior to and including the date this Settlement Agreement is executed by all parties related to the grant and/or exercise of the Options, the rescission of the exercise of the Options, and the tender and/or rescission of the Notes.

         2.3 SECTION 1542 RELEASE. The parties waive the benefit of the provisions of Section 1542 of the California Civil Code, which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  The parties hereto, and each of them, voluntarily and expressly waive and relinquish the provisions, rights and benefits of California Civil Code Section 1542, and any similar law of any State or territory of the United States, and of the United States and any principal of common law which similar, comparable or reasonably equivalent to Section 1542, as to any and all claims released in this Settlement Agreement.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 MUTUAL REPRESENTATIONS AND WARRANTIES. The parties each represent and warrant that they have full power and authority to enter into and deliver this Settlement Agreement, and that this Settlement Agreement is being executed on its/her/his behalf by a person fully authorized to do so and that it/she/he has not sold, assigned, transferred, conveyed (including by way of subrogation or operation of law) or otherwise disposed of any claim, demand, or right surrendered by virtue of this Settlement Agreement. In the event that any claim, demand or suit should be made or instituted against any party hereto because of any such purported assignment, subrogation or transfer, the party who allegedly made such purported assignment, subrogation or transfer agrees to indemnify and hold the party facing such claim, suit or demand harmless against such claim, suit or demand and to pay and satisfy any such claim, suit or demand, including necessary expenses of investigation, attorneys' fees and costs.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE OPTIONEES REGARDING THE OPTION SHARES. The Optionees each represent and warrant that he has not sold or otherwise hypothecated any of the Option Shares, that he owns the Option Shares free and clear of any liens and encumbrances, and that he has returned all of the Option Shares, along with the executed stock powers, to the Company pursuant to section 1.1 above.

                                    SECTION 4
                                  MISCELLANEOUS

         4.1 GOVERNING LAW AND JURISDICTION. This Settlement Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by the laws of the State of California, and shall be adjudicated in the County of Los Angeles, State of California.

         4.2 BINDING EFFECT. This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their predecessors and former, present and future parent corporations, subsidiaries, affiliates, successors, assigns, trustees, administrators, officers, directors, attorneys, agents, employees, successors in interest, shareholders and investors.

         4.3 ENTIRE AGREEMENT. This Settlement Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements (including without limitation the Plan, the Option and the Notes and understandings relating to its subject matter. Each of the parties represents, warrants and covenants that it/she/he has not entered into this Settlement Agreement as a result of any representation, warranty, agreement, promise, or inducement other than as may be specifically provided and set forth herein.

         4.4 INDEPENDENT COUNSEL. The parties acknowledge that they have had the opportunity to be represented in negotiations for and in the preparation of this Settlement Agreement by counsel of their choice throughout all negotiations which preceded the execution of this document, that, if so represented, they have executed this document with the consent and advice of such legal counsel, that they have read this Settlement Agreement carefully and had the opportunity to have it fully explained to them by counsel, and that they are fully aware of and understand the contents of this Settlement Agreement and its legal effect.

         4.5 NO OUTSIDE REPRESENTATIONS. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce it to execute this document, and acknowledges that it has not executed this instrument in reliance on any such promise, representation or warranty not contained herein.

         4.6 ADDITIONAL DOCUMENTATION. The parties agree to execute such additional documentation and cooperate in further proceedings necessary to effectuate the terms of this Settlement Agreement without charge or other consideration.

         4.7 COUNTERPARTS. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         4.8 TITLES AND CAPTIONS. The headings, titles and captions contained in this Settlement Agreement are inserted only for convenience and have no independent force or effect.

         4.9 SEVERABILITY. Should any provision of this Settlement Agreement be declared or be determined by any Court (or arbitrator) of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision shall be severable and shall be deemed not to be a part of this Settlement Agreement.

         4.10 AMENDMENTS. This Settlement Agreement may be amended, modified, canceled, or waived only by written instrument executed by each of the parties.

         4.11 WAIVER. A waiver of any term or condition of this Settlement Agreement will not be deemed to be, and may not be construed as, a waiver of any other term or condition hereof.

         4.12 ATTORNEYS' FEES. If litigation, arbitration or any other legal proceeding is commenced between the parties, or any combination thereof, to enforce the terms of this Settlement Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in such proceeding, including but not limited to expert witness fees, and the attorneys' fees and costs of any appeal, as determined by the Court, arbitrator, hearing officer or other applicable tribunal.

         4.13 DRAFTER. No party to this Settlement Agreement shall bear any impediment as drafter of this Settlement Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement or caused this Settlement Agreement to be duly executed on its behalf by its officer thereunto duly authorized as of the day and year first above written.




                                       The RiceX Company, a Delaware Corporation



                                       -----------------------------------------


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------



                                       -----------------------------------------
                                       Ike E. Lynch, an individual



                                       -----------------------------------------
                                       Daniel L. McPeak, Jr., an individual



                                       -----------------------------------------
                                       Todd C. Crow, an individual